                                                                                                                                                                                    Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

            513/579-7764

Investor – Matt Stautberg

513/579-7780

FOR IMMEDIATE RELEASE

PAUL C. VARGA JOINS MACY'S, INC. BOARD OF DIRECTORS

CINCINNATI, Ohio, March 23, 2012 – Paul C. Varga, chairman and chief executive officer of Brown-Forman Corporation, has been elected to the Macy's, Inc. board of directors, effective today.

“Paul Varga is a dynamic business leader and strategic thinker with an impressive track record in building and marketing global brands,” said Terry J. Lundgren, Macy's, Inc. chairman, president and chief executive officer. “He will be an important addition to our board as we continue to develop Macy's and Bloomingdale's as distinct brands and destinations for shoppers domestically and internationally. Given that Paul began with Brown-Forman as a summer intern and worked his way up the organization's ranks, he also is an advocate for strong management development environments, which is a hallmark of Macy's, Inc.”

The addition of Varga brings the size of Macy's, Inc.'s board of directors to 11 members. It will return to 10 members after the Annual Meeting of Shareholders on May 18, 2012, when Joseph A. Pichler, former chairman of The Kroger Company, retires from the board after more than 14 years of service.

Varga, 48, was named president and chief executive officer of Brown-Forman, one of the world's 10 largest wine and spirits producers, in August 2005 and became chairman of the company in August 2007. He has been a member of Brown-Forman's board of directors since 2003.

Varga joined Brown-Forman in 1986 as a summer intern. He was promoted to a variety of positions within the corporation, ranging from on-premise marketing to managing the Jack Daniel's brand. He was promoted to senior vice president and chief marketing officer in 2000. Prior to becoming chief executive officer of the corporation, Varga served as president and chief executive officer of the company's Brown-Forman Beverages subsidiary.

Varga earned his bachelor's of business administration degree in finance from the University of Kentucky in 1985, and his MBA from Purdue University in 1987. He is a resident of Louisville, KY.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2011 sales of $26.4 billion. The company operates about 840 department stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company also operates seven Bloomingdale's Outlet stores.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates, changes in expected synergies, cost savings and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, manufacturers' outlets, off-price and discount stores, new and established forms of home shopping (including the Internet, mail-order catalogs and television) and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom).